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[Graphic Appears Here]                                              Exhibit 10.5
                                                         CORPORATE POLICY MANUAL


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                          PERFORMANCE INCENTIVE AWARDS

POLICY NUMBER: 716                                                   Page 1 of 2
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     I. POLICY

          It is the policy of the Company to consider performance incentive awards in recognition of superior performance by its employees in the pursuit of corporate objectives. This policy applies to every employee of the Company; the guidelines described below will be used to select which employees may receive a bonus.

     II. GUIDELINES

          The Company normally budgets a percentage of gross salaries for retirement plan contributions and for bonuses. There are certain minimum contribution requirements established by the qualified Retirement Plan. After consideration of these minimum requirements, an additional, affordable amount is determined which can be distributed under the following options; as an additional tax qualified retirement plan contribution (if within IRS guidelines); as a standard percentage cash payment to eligible group members; or as incentive bonuses. This policy addresses only the incentive bonus practices of the Company.

          Performance goals for operating or administrative units will be jointly established by the CEO, Division Managers and other Corporate Officials. These goals will relate, but are not limited to, important variables such as business volume, timely and accurate execution of administrative functions, growth of backlog, cost and schedule control of projects, effective resource management and conformance with indirect cost budgets. There will also be less easily measured goals of customer satisfaction and employee relations. Once goals have been established, each Division Manager will establish supporting performance goals with his subordinates. This need not be as formal a process as established between the CEO and the Division Manager. It is important that the goals be communicated and agreed. Managers should ensure that all personnel in their departments understand what the goals are, and each individual's role in reaching those goals.

                                                                       MOODISPAW
                                                                       APR. 2002

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[Graphic Appears Here]                                   CORPORATE POLICY MANUAL


================================================================================
                          PERFORMANCE INCENTIVE AWARDS

POLICY NUMBER:   716                                                 Page 2 of 2
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     III. AWARD PROCESS

          Annually (usually the last quarter of the year) the CEO will review the performance goals and achievement with the Division Manager or other Corporate Officials and make tentative allocation of available bonus monies. The Division Manager will organize the preparation of the Employee Bonus Proposal (Form 716) forms for each employee to be so recognized, and submit them to the CEO for final review and approval. The CEO will present to the Board of Directors the information required by the Board to obtain final approval for the bonuses as recommended.

          The bonus payments and cover letters to each awardee will then be processed before year end, or other time schedule as stipulated by the CFO.

     IV. EXCEPTIONS

          The Company recognizes that, from time to time, superior performance may require immediate recognition. As such, the CEO may make immediate awards outside of the annual process when circumstances warrant such action. The documentation required by Part III - Award Process, will be completed to substantiate the reasons for the award.

                       Employee Bonus Proposal - Form 716

          Form 716 is required to be completed for each proposed award. There are two key narrative sections. The top narrative section can be done in any writing style to document the award. The lower narrative section is intended for inclusion in a cover letter to the awardee. The cover letter will have standardized opening and closing sections. The lower narrative section should be written in letter style form for direct inclusion in the award letter.

                                                                       MOODISPAW
                                                                       APR. 2002